 As filed with the Securities and Exchange Commission on July 8, 2016.
Registration No. 333-205953

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________
AGL RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________

Georgia	58-2210952
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
______________________________
AGL Resources Inc.
Ten Peachtree Place, N.E.
Atlanta, Georgia 30309
(404) 584-4000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
______________________________
Paul R. Shlanta
Executive Vice President and General Counsel
AGL Resources Inc.
Ten Peachtree Place, N.E.
Atlanta, Georgia 30309
(404) 584-4000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
______________________________
Copies to:
Paul Davis Fancher
Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308
(404) 885-3000
______________________________
Not applicable.
(Approximate Date of Commencement of Proposed Sale to the Public)
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) is being filed by AGL Resources Inc. (the “Company”) to remove from registration the unissued shares of the Company’s common stock, par value $5.00 per share (the “Common Stock”), registered for issuance under the Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”), pursuant to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 30, 2015 (the “Registration Statement”).
On July 1, 2016, pursuant to the Agreement and Plan of Merger, dated August 23, 2015, among the Company, The Southern Company, a Delaware corporation (“Southern”), and AMS Corp., a Georgia corporation and wholly owned subsidiary of Southern (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Southern.
In connection with the Merger, the Company terminated the Plan. Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and, by means of this Post-Effective Amendment, removes from registration the Common Stock that had been registered for issuance but remains unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Atlanta, State of Georgia, on July 8, 2016.

AGL RESOURCES INC.

By:	/s/ Paul R. Shlanta
Name: Paul R. Shlanta Title: Executive Vice President and General Counsel

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